================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) July 2, 2002

                             MID-STATE RACEWAY, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        New York State                  000-01607               15-0555258
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


P.O. Box 860, Ruth Street, Vernon, New York                  13476
-----------------------------------------          --------------------
 (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code     (315) 829-2201
                                                  ---------------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

=======================================================================

ITEM 5. OTHER EVENTS

On July 2, 2002, the New York State Racing and Wagering Board issued a license to Mid-State Raceway, Inc. (the "Company") to operate as a harness track and simulcast facility for the remainder of 2002. The licenses will allow the Company to operate for an additional fifty-four (54) days of live racing and continue regularly scheduled simulcast racing for the balance of the year. As a condition of the licensure, the Board required that John Baldwin, a business associate and partner of Mr. Scott in ventures not involving the Company, also obtain a license.

The New York State Racing and Wagering Board granted Shawn Scott a Track Management License.

The New York State Racing and Wagering Board also approved licensure of six (6) directors associated with Shawn Scott who had been elected to the Board on or before March 29, 2002, but had not been seated pending licensure. The directors are David Jensen, Joan Parker, Victoria Scott, Deborah Bishop, John Stone and Jerry Mottern. The six (6) directors took their seats on the Board on July 6, 2002.

At the Board meeting on July 6, 2002, Justice Cheney resigned as President and Chief Executive Officer of the Company. He also resigned as a director. The Board accepted Mr. Cheney's resignation and elected David Jensen as Chairman of the Board. David Jensen is employed by Mr. Scott as his Chief Financial Officer. On July 16, 2002, James Mango resigned as a director. There are now nine (9) board seats filled out of a maximum of twelve (12) seats.

Andrew Goodell, Esq. was elected President and Chief Executive Officer of the Company. Andrew Goodell is an attorney who was the County Executive for Chautauqua County from 1990 to 1997. Mr. Goodell served as compliance monitor for the Company in 1998. He was appointed to that position by the New York State Racing and Wagering Board to monitor track operations to assure compliance with State Racing Regulations. Paul V. Noyes was reelected as Secretary and James R. Wise was reelected as Treasurer and Chief Financial Officer.

At the July 6th Board meeting, David Jensen, John Stone, Jerry Mottern, Dominic
A. Giambona and Paul V. Noyes were appointed to the Executive Committee.

On July 2, 2002, Golden Cherry Racing Group, LLC, Sanford Goldfarb, Eric Cherry and Steven R. Goldberg commenced a lawsuit against the Company, some of its directors, Shawn Scott, Vernon, LLC, and All Capital, LLC. The lawsuit alleges breach of contract in connection with the Exclusive Option Agreement entered into on September 15, 2001, with Messrs. Goldfarb, Cherry and Goldberg. It additionally alleges fraud by the defendants and tortious interference with the Exclusive Option Agreement. The lawsuit asks for 30 million dollars in damages. The Company believes that the lawsuit will not be successful because, among other things, (a) various conditions precedent to exercise of the Exclusive Option Agreement had not been satisfied; and (b) there was no tortious interference or breach by the defendants. Accordingly, the Option could not be exercised prior to its expiration. The Company will vigorously defend the lawsuit.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Mid-State Raceway, Inc.
                                           -----------------------
                                               (Registrant)


Date:  August 30, 2002                   /s/  ANDREW W. GOODELL
                                              -------------------------
                                                 (Signature)

                                              Andrew W. Goodell
                                             President and Chief
                                              Executive Officer


                                       4